Exhibit 99.1

CohBar, Inc. Announces First Quarter 2015 Financial Results

Menlo Park, California - May 15, 2015 - CohBar, Inc. (TSX-V: COB.U), an innovative biotechnology company focused on developing mitochondria-based therapeutics to treat diseases associated with aging, today reported financial results for the three months ended March 31, 2015.

“We began last quarter with a very successful completion of our initial public offering and concurrent private placement,” said Jon Stern, CohBar CEO, “and have continued to make great progress toward our goal of bringing a mitochondria-based therapeutic to the clinic in 2017. We look forward to providing you with further updates as the year progresses.”

Business Highlights and Recent Developments:

•	Completed Initial Public Offering and Private Placement. On January 6, 2015, CohBar completed its initial public offering (IPO) and was accepted for listing on the TSX Venture Exchange. The Company received gross proceeds of $11.25 million from the sale in the IPO of units consisting of an aggregate of 11,250,000 shares of common stock, together with warrants to purchase up to an aggregate of 5,625,000 shares of common stock. The Company received additional gross proceeds of $2.70 million from a previously subscribed private placement of the units completed concurrently with the IPO. The IPO was conducted in Canada and registered in the United States pursuant to a registration statement filed with the U.S. Securities and Exchange Commission.

•	New Laboratory Facility Opened in Menlo Park, CA. In March 2015, the Company moved into a new expanded laboratory facility in Menlo Park, CA. The new lab, strategically located in Silicon Valley, enables the Company to attract top scientific talent as it continues to grow and advance its drug discovery and development activities.

•	Key Addition to CohBar’s Scientific Team. In May 2015, CohBar expanded its scientific leadership team with the hiring of Kent Grindstaff, Ph.D., as its Vice President of Biology. Dr. Grindstaff, formerly Vice President, Global Operations at Solvo Biotechnology USA and Principal Investigator at Xenoport, Inc. (NASDAQ), brings to CohBar extensive experience in cell biology, biochemistry, assay development and operations.

•	Expansion of Scientific Advisory Board (SAB). In April 2015, Frank Calzone, Ph.D., formerly Scientific Executive Director at Amgen, Inc., joined CohBar’s SAB. With his wealth of drug development expertise particularly in the area of cancer therapeutics, Dr. Calzone enhances the Company’s industry leading SAB which includes Dr. Amir Lerman (Mayo Clinic), Dr. Ronald Kahn (Harvard Medical School) and Nick Livingston, Ph.D., (formerly Vice President, GlaxoSmithKline).

Summary of Financial Results:

•	Cash and Investments. CohBar had cash and marketable securities of $13,200,260 on March 31, 2015, compared to $1,194,492 on December 31, 2014.

•	R&D Expenses. Research and development expenses were $262,760 in the three months ended March 31, 2015, compared to $111,708 in the prior year, a $151,052 increase. The increase in research and development expenses was primarily due to an increase in compensation expenses and an increase in contract research and consulting costs to support the development of the Company’s lead therapeutic candidate. This increase was offset by a decrease in research conducted under the terms of a grant awarded by the Alzheimer’s Drug Discovery Foundation which was completed in 2014.

•	G&A Expenses. General and administrative expenses were $516,986 in the three months ended March 31, 2015, compared to $140,913 in the prior year period, a $376,073 increase. The increase in general and administrative expenses were primarily due to the following: (i) additional headcount in the current quarter; (ii) an increase in stock based compensation costs due to the timing and associated costs of the equity grants; and (iii) an increase in costs associated with being a publicly traded company.

•	Net Loss. For the three months ended March 31, 2015, net loss was $781,265, or $0.03 per share, compared to a net loss of $254,410 or $0.02 per share, for the three months ended March 31, 2014.

About CohBar

CohBar (TSX-V: COB.U) is a leader in the research and development of mitochondria-based therapeutics (MBTs), an emerging class of drugs for the treatment of diseases associated with aging. MBTs originate from the discovery by our founders of a novel group of peptides within the genome of mitochondria, the powerhouses of the cell. This groundbreaking discovery was made by our founders, world leaders in the biology of aging, metabolism and mitochondrial genomics. MBTs offer the potential to address a broad range of diseases such as type 2 diabetes, cancer, atherosclerosis and neurodegenerative disorders.

For additional company information, please visit www.cohbar.com.

Forward-looking statements

This news release contains forward-looking statements, including: statements concerning: the company’s plans, prospects, resources and capabilities including its anticipated research and development activities. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by CohBar. These risks and uncertainties include CohBar’s ability to retain key personnel, expand its research operations, and successfully advance its drug discovery and development programs. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the Securities and Exchange Commission and applicable Canadian securities regulators, which are available on our website, and at www.sec.gov or www.sedar.com. You are cautioned that such statements are not guarantees of future performance and that our actual results may differ materially from those set forth in the forward-looking statements. The forward-looking statements and other information contained in this news release are made as of the date hereof and CohBar does not undertake any obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact:

Jeff Biunno, CFO

COHBAR, INC.

(973) 841-1233

jeff.biunno@cohbar.com

Heather Savelle

MacDougall Biomedical Communications

(781) 235-3060

hsavelle@macbiocom.com

CohBar, Inc.

Condensed Balance Sheets

	As of
	March 31, 2015	December 31, 2014
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$9,952,751	$1,194,492
Restricted cash	-	4,055
Marketable securities	3,247,509	-
Prepaid expenses and other current assets	83,029	19,517
Total current assets	13,283,289	1,218,064
Property and equipment, net	16,359	4,631
Deferred offering costs	-	749,386
Other assets	16,308	1,100
Total assets	$13,315,956	$1,973,181

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$164,484	$290,073
Accrued liabilities	208,281	305,401
Accrued payroll and other compensation	75,154	103,294
Total current liabilities	447,919	698,768
Note payable, net of debt discount of $402 and $451 as of March 31, 2015 and December 31, 2014, respectively	204,858	204,809
Total liabilities	652,777	903,577

Commitments and contingencies

Stockholders’equity
Preferred stock, $0.001 par value, Authorized - 5,000,000 shares;
Issued and outstanding as of March 31, 2015 and December 31, 2014 as follows:
Preferred stock - Series A - issued and outstanding 0 shares as of March 31, 2015 and December 31, 2014, respectively	-	-
Convertible preferred stock - Series B - issued and outstanding 0 shares as of March 31, 2015 and 5,400,000 as of December 31, 2014	-	5,400
Common stock, $0.001 par value, Authorized—75,000,000 shares;
Issued and outstanding 32,320,891 shares as of March 31, 2015 and 12,915,343 as of December 31, 2014	32,321	12,915
Additional paid-in capital	17,868,450	5,507,616
Accumulated deficit	(5,237,592)	(4,456,327)
Total stockholders’ equity	12,663,179	1,069,604
Total liabilities and stockholders’ equity	$13,315,956	$1,973,181

CohBar, Inc.

Condensed Statements of Operations

(unaudited)

	For The Three Months Ended March 31,
	2015	2014

Revenues	$-	$-

Operating expenses:
Research and development	262,760	111,708
General and administrative	516,986	140,913
Total operating expenses	779,746	252,621
Operating loss	(779,746)	(252,621)

Other income (expense):
Interest income	1,177	31
Interest expense	(1,756)	(1,740)
Other expense	(891)	-
Amortization of debt discount	(49)	(80)
Total other income (expense)	(1,519)	(1,789)
Net loss	$(781,265)	$(254,410)
Basic and diluted net loss per share	$(0.03)	$(0.02)
Weighted average common shares outstanding - basic and diluted	31,198,876	12,915,343